EXHIBIT 10.f

                              SECOND AMENDMENT
                                   OF THE
               McDONALD'S CORPORATION DEFERRED INCENTIVE PLAN
         (As amended and restated effective as of September 1, 1994)


       WHEREAS, McDonald's Corporation (the "Company") established the McDonald's Corporation Deferred Incentive Plan (the " Deferred Incentive Plan") effective as of November 1, 1993 and amended and restated the Deferred Incentive Plan effective as of September 1, 1994; which restated plan was subsequently amended by the first amendment thereof effective as of February 1, 1996; and

       WHEREAS, the Compensation Committee of the Board of Directors of the Company by resolutions dated July 8, 1996, has authorized the undersigned officer to further amend the Deferred Incentive Plan effective as of August 15, 1996 to change the provisions of the Deferred Incentive Plan that apply to insiders under Section 16 of the Securities Exchange Act of 1934 to reflect regulatory changes made by the Securities and Exchange Commission;

       NOW, THEREFORE, the Deferred Incentive Plan is hereby amended, effective as of August 15,1996, by substituting the following for Section
  5.5 of the Deferred Incentive Plan:

            5.5 Limitations For Section 16 Insiders. A "Section 16 Insider" shall include any Participant who has been deemed to be subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") by the Board of Directors of the Company. Notwithstanding any provision of the Plan to the contrary, the Deferral Account of each Section 16 Insider is subject to the following limitations:

       (a) An Eligible Employee who is a Section 16 Insider at the time he or she makes a Deferral Election may elect a McDonald's Common Stock based return and at the same time must also specify the Payment Date and whether the payment will be in a lump sum or the specific installment period that will apply. The election of a McDonald's Common Stock based return is irrevocable and cannot be changed by an investment election at a later date. A Participant who is a Section 16 Insider may not make a withdrawal or accelerate installments under Section 5.3 of any Deferral Account(s) that are credited with a McDonald's Common Stock based return.
  Section 16 Insiders who elect a McDonald's Common Stock based return and a form of payment will not be able to change those elections, even if the Plan is amended at a later date to provide increased flexibility.

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       (b)  A Section 16 Insider who elects to invest in McDonald's Common
  Stock based return shall also elect, at the time the deferral is made, whether the distribution will be paid in cash or in the form of McDonald's Common Stock. This provision applies only to deferral elections made on and after August 15, 1996. Amounts deferred under all deferral elections made prior to August 15, 1996 will be paid in cash. However, for these cash distributions only, to the extent that a Section 16 Insider uses the cash distribution to purchase shares of McDonald's Common Stock on the open market in one or more transactions within seven months after the date such amounts are distributed, the Company shall reimburse the Section 16 Insider for all reasonable brokerage fees and other transaction costs incurred in connection with such purchases upon presentation of satisfactory evidence thereof not later than 60 days after the date of each transaction.

       (c) If any Participant becomes a Section 16 Insider after making a Deferral Election under the Plan, any Deferral Account that is being credited with a McDonald's Common Stock based return shall automatically be converted to any non-McDonald's Common Stock based investment return specified by the Participant on an investment election form as of the Valuation Date immediately preceding the date the Participant is designated a Section 16 Insider by the Board of Directors. This automatic change to non-McDonald's Common Stock based returns will be made to preserve the Participant's right to make investment choices for investment options that do not involve McDonald's Common Stock, make early withdrawals and elect accelerated installments under Section 5.3.

       (d) Elections to invest in McDonald's Common Stock based returns can be made by Section 16 Insiders only at the time the deferral election is made. Investment elections which would result in a transfer into the McDonald's Common Stock based return at a later date are not permitted for Section 16 Insiders.

       In addition, the Committee may take such other actions as are necessary so that transactions by Section 16 Insiders do not result in liability under Section 16(b) of the Exchange Act.

       IN WITNESS WHEREOF, Stanley R. Stein, as authorized officer of the Company, has executed this Second Amendment of the McDonald's Corporation Deferred Incentive Plan in multiple originals this 30th day of September, 1996.


                                /s/ Stanley R. Stein
                                --------------------------
                                Stanley R. Stein
                                Senior Vice President